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                                                                    EXHIBIT 21.1


                                 POPULAR, INC.

                            AS OF DECEMBER 31, 2004

SUBSIDIARIES OF THE REGISTRANT


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                                                              JURISDICTION OF
NAME                                                          INCORPORATION

Banco Popular de Puerto Rico                                  Puerto Rico
  Popular Auto, Inc.                                          Puerto Rico
  Popular Finance, Inc                                        Puerto Rico
  Popular Mortgage, Inc.                                      Puerto Rico
EVERTEC, INC.                                                 Puerto Rico
  Grupo Gen-Mult de la Republica Dominicana, S.A.             Dominican Republic
  Grupo GMS de Venezuela, C.A.                                Venezuela
Popular Capital Trust I                                       Puerto Rico
Popular Capital Trust II                                      Puerto Rico
Popular International Bank, Inc.                              Puerto Rico
    ATH Costa Rica, S.A.                                      Costa Rica
    CREST, S.A.                                               Costa Rica
    Popular Insurance V.I., Inc.                              U.S. Virgin Islands
    Popular North America, Inc.                               New Jersey
      Popular Financial Holdings, Inc.                        Delaware
        Equity One, Inc.                                      Delaware
          Equity One Mortgage Servicing, Inc.                 New Jersey
          Equity One, Inc.                                    New Jersey
            Equity One Consumer Loan Company                  New Jersey
              Equity One Holding Company                      Delaware
                Equity One Funding Company                    Delaware
          Equity One, Incorporated                            Pennsylvania
            Equity One of West Virginia                       West Virginia
          Equity Real Estate Solutions, LLC                   Pennsylvania
          Popular ABS, Inc.                                   Delaware
          Popular Financial Management, LLC                   Delaware
          Popular Financial Services, LLC                     Delaware
          Popular Warehouse Lending, LLC                      New Jersey
        Popular Financial Funding, LLC                        Delaware
      Popular North America Capital Trust I                   Delaware
      Banco Popular North America                             New York
        BPNA Real Estate Holdings, Inc.                       New Jersey
          BPNA Real Estate, Inc.                              New York
        Popular FS, LLC                                       Delaware
        Popular Leasing, USA                                  Delaware
        Popular Insurance Agency USA, Inc.                    Delaware
      Banco Popular, National Association                     Florida
        Popular Insurance, Inc.                               Puerto Rico
      BanPonce Trust I                                        Delaware
      Popular Cash Express, Inc.                              Delaware
        Popular Cash Express-California, Inc.                 California
Popular Securities, Inc.                                      Puerto Rico
Popular Life RE                                               Puerto Rico
Metropolitana de Prestamos, Inc. (Inactive)                   Puerto Rico
Popular Assets Management, Inc. (Inactive)                    Puerto Rico
Puerto Rico Parking Corporation  (Inactive)                   Puerto Rico
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